N-SAR FILING
THRIVENT DIVERSIFIED INCOME PLUS FUND
THRIVENT EQUITY INCOME PLUS FUND
THRIVENT REAL ESTATE SECURITIES FUND

Affiliated Underwritings
For 6-month period ending June 30, 2010

Fund	Trade Date	CUSIP	Issuer	144A Security	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
None